Exhibit 10.2
EXECUTION COPY

SPHERIS HOLDING III, INC.
AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT
Dated as of October 3, 2008

TABLE OF CONTENTS

			Page

1.	Additional Offerings		1
	1.1.	Additional Offerings; Generally	1
	1.2.	Exercise of Purchase Rights	2
	1.3.	Sale of Unpurchased Securities	2
	1.4.	Future Additional Offerings	2

2.	Restrictions on Transfers and Sales to Third Parties		2
	2.1.	General	2
	2.2.	Tag-Along Rights	3
	2.3.	Company Sale	3

3.	Election of Directors; Committees		5
	3.1.	Board Make-up	5
	3.2.	Replacement Directors	6
	3.3.	Committees	6
	3.4.	Directors of Subsidiaries	6
	3.5.	Board Observers	7

4.	Legends		8

5.	Covenants, Representations and Warranties		8
	5.1.	Actions by the Board Requiring the Approval of the Majority Warburg Investors; Actions by the Board Requiring the Approval of the Majority TowerBrook Investors	8
	5.2.	Transactions With Investors	10
	5.3.	Information Rights	10
	5.4.	Warburg Information Rights	10

6.	Amendment, Modification, Supplement and Waiver		11

7.	Termination of Rights and Obligations Under Certain Sections		11

8.	Parties		11
	8.1.	Assignment Generally	11
	8.2.	Termination	12
	8.3.	Agreements to Be Bound	12

9.	Recapitalizations, Exchanges, etc. Affecting the Shares		12

10.	Further Assurances		12

ii

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
     This AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of October 3, 2008 and is entered into by and among Spheris Holding III, Inc., a Delaware corporation (the “Company”) and the Warburg Investors, the TowerBrook Investors, Spheris Investment and CHS. Capitalized terms used herein without definition elsewhere in this Agreement are defined in Section 17 hereof.
RECITALS
     WHEREAS, the Company, the Warburg Investors, the TowerBrook Investors and Spheris Investment have previously entered into a Stockholders’ Agreement, dated November 5, 2004 as amended by that certain First Amendment to Stockholders’ Agreement, dated August 17, 2006, that certain Second Amendment to Stockholders’ Agreement, dated May 2, 2007, and that certain Third Amendment to Stockholders’ Agreement, dated July 15, 2008 (the “Stockholders’ Agreement”); and
     WHEREAS, on the date hereof, CHS has entered into a Securities Purchase Agreement with the Company (the “Securities Purchase Agreement”), pursuant to which the Company has, on the date hereof, issued and sold to CHS and CHS has purchased from the Company shares of Series A Convertible Preferred Stock of the Company (the “Preferred Stock”); and
     WHEREAS, the Investors and the Company desire to promote their mutual interests by amending and restating the Stockholders Agreement according to the terms set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and to implement the foregoing, the parties hereto agree as follows:
1. Additional Offerings.
     1.1. Additional Offerings; Generally. If at any time after the date hereof, the Company or any direct or indirect subsidiary of the Company (each a “Subsidiary”) proposes to issue any Equity Securities (other than the issuance of any Equity Securities (i) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (ii) pursuant to the acquisition of another Person by the Company or any Subsidiary (as consideration for the acquisition and not for the purpose of financing an acquisition), whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, (iii) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program, including without limitation the Restricted Stock Plan, approved by a majority of the members of the Board (iv) by a Subsidiary to the Company or any other Subsidiary of the Company or (v) in the form of warrants to purchase Common Stock issued to lessors of property and/or equipment or to financial institutions or related entities in connection with commercial credit or debt financing or other similar arrangements which are approved by a majority of the members of the Board), then, as to each Investor who Owns at least 5% of the Common Stock (each such Person is hereinafter referred to, for purposes of this Section 1, as a “Participating Investor” and collectively, such Persons are referred to in this Section 1 as the “Participating Investors”), the Company shall:

     (a) give written notice (the “Subscription Right Notice”) setting forth in reasonable detail (i) the designation and all of the terms and provisions of the Equity Securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (ii) the price and other terms of the proposed sale of such Proposed Securities; and (iii) the amount of such Proposed Securities proposed to be issued; and
     (b) offer to issue to each Participating Investor that number of Proposed Securities equal to the number of Proposed Securities multiplied by such Participating Investor’s Percentage Interest. For purposes hereof, “Percentage Interest” shall mean, in respect of any Participating Investor, the percentage determined by dividing (x) the number of shares of Common Stock Owned by such Participating Investor, by (y) the total number of shares of Common Stock Owned by the Investors.
     1.2. Exercise of Purchase Rights. Each Participating Investor may exercise its purchase rights hereunder within twenty (20) business days after receipt of the Subscription Right Notice. If all of the Proposed Securities offered to the Participating Investors are not fully subscribed by such Participating Investors, the remaining Proposed Securities will be reoffered to the Participating Investors upon the terms set forth in this Section 1, until all such Proposed Securities are fully subscribed for or until all such Participating Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Participating Investors must exercise their purchase rights within ten (10) business days after receipt of all such reoffers. To the extent that the Company or its Subsidiary, as the case may be, offers two or more securities in units, the Participating Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.
     1.3. Sale of Unpurchased Securities. Upon the expiration of the offering periods described above, the Company or its Subsidiary, as the case may be, will be free to sell such Proposed Securities that the Participating Investors have not elected to purchase during the ninety (90) calendar day period immediately following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Participating Investors. Any Proposed Securities offered or sold by the Company or its Subsidiary, as the case may be, after such ninety (90) calendar day period must be reoffered to the Participating Investors pursuant to this Section 1.
     1.4. Future Additional Offerings. The election by a Participating Investor not to exercise its subscription rights under this Section 1 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance.
2. Restrictions on Transfers and Sales to Third Parties.
     2.1. General. No Shares owned by any Investor nor any interest therein nor any rights related thereto may be Transferred by such Investor unless such Investor complies with the provisions of this Section 2 and Section 8.3 hereof.

     2.2. Tag-Along Rights.
          (a) Subject to the other terms of this Section 2.2, and except as required by Section 5.4, no Investor shall be permitted to Transfer any Shares to one or more third parties unless each other Investor is offered a right to participate in such Transfer for a purchase price per Share equal to the purchase price to be received by such Investor then proposing to sell the Shares (the “Selling Investor”) and on other terms and conditions not less favorable to such other Investor than those applicable to the Selling Investor. Any Investor who, in accordance with the terms of Section 2.2(b) below, notifies the Selling Investor that it desires to participate in any sale of Shares shall have the right to include in such sale an amount of Shares equal to the amount of Shares the third party actually proposes to purchase multiplied by the percentage obtained by dividing the number of Shares owned by such participating Investor by the aggregate number of Shares owned by the Selling Investor and each other Investor exercising its right to participate in such sale pursuant hereto. For the purposes of this Section 2.2(a), a sale to a “third party” shall not include a sale to any Permitted Assignee or a sale pursuant to a Qualified Public Offering. Notwithstanding the foregoing, in the event the Selling Investor is selling only shares of Preferred Stock, holders of Common Stock shall not have the right to sell shares of Common Stock pursuant to this Section 2.2(a).
          (b) In the event a Selling Investor is proposing to sell any Shares and, pursuant to this Section 2.2, the Investors are entitled to participate in such sale, such Selling Investor shall notify each Investor entitled to participate therein in writing of such proposed sale and its terms and conditions (and shall provide any other information regarding the proposed transfer that such other Investor may reasonably request). Within fifteen (15) business days of the date of such notice, each Investor entitled to participate therein shall notify such Selling Investor if it elects to participate in such sale. Any Investor that fails to notify the Selling Investor within such fifteen (15) business day period shall be deemed to have waived its rights hereunder with respect to such sale. Notwithstanding anything contained in this Section 2.2 to the contrary, in the event that all or a portion of the purchase price for the Shares being purchased consists of securities and the sale of such securities to any Investor entitled to participate therein would, by virtue of the fact that such Investor is not an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Selling Investor, any one or more of such Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.
     2.3. Company Sale.
          (a) In the event that the Warburg Investors are proposing to consummate a Company Sale to any Person or Persons that are not Affiliates of any of the Warburg Investors, the Warburg Investors shall have the right (the “Drag-along Right”), but not the obligation, to require each other Investor to sell all Shares owned by such Investor in accordance with the terms of such Company Sale, or in the case of a merger, consolidation or sale of assets, to vote all shares of capital stock owned by such Investor in favor of, and waive any dissenter or appraisal right it may have in respect of, such Company Sale; provided, however, that, in the event that the TowerBrook Investors Own at least 5% of the Common Stock at the time of such proposal, the Warburg Investors shall not be permitted to exercise the Drag-along Right unless the Warburg Investors first comply with Section 2.3(b) below.
          (b) The Warburg Investors shall, as a condition precedent to exercising any Drag-along Right, deliver to the TowerBrook Investors an offer notice (the “Notice of Offer”) that shall include (A) an offer (the “TowerBrook Offer”) to effect such Company Sale with the TowerBrook Investors and (B) the terms of such proposed Company Sale, including the purchase price in respect thereof, terms of payment and any other material terms and conditions for such sale. Within ten (10) business days after receipt of the TowerBrook Offer (the “TowerBrook Offer Period”), the TowerBrook Investors may, at their option, accept the TowerBrook Offer. The TowerBrook Investors shall give written notice to the Warburg Investors of their acceptance, or their rejection, of the TowerBrook Offer within the TowerBrook Offer Period. Failure by the TowerBrook Investors to give notice of their acceptance of the TowerBrook Offer hereunder within the TowerBrook Offer Period shall be deemed rejection of the TowerBrook Offer. If the TowerBrook Investors accept the TowerBrook Offer, such notice shall specify the date for the closing of the Company Sale which shall not be more than forty-five (45) days after such notice and each Investor shall take such action as may be necessary to consummate the Company Sale as required by this Section 2.3. The closing of any such Company Sale to the TowerBrook Investors shall take place at such location as shall be mutually agreeable between the Warburg Investors and the TowerBrook Investors and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted shall be delivered at the closing.
          (c) If the TowerBrook Investors reject (or are deemed to reject) the TowerBrook Offer, the Warburg Investors may exercise the Drag-along Right on terms no less favorable to the Warburg Investor than the terms set forth in the applicable TowerBrook Offer; provided, however, that if the Warburg Investors fail to consummate such Company Sale within one-hundred and eighty (180) days after the expiration or termination of the TowerBrook Offer Period, the Drag-along Right shall again be subject to the restrictions of this Section 2.3. To exercise the Drag-along Right, the Warburg Investors shall give each other Investor a written notice containing (i) the name and address of the proposed transferee(s) and (ii) the proposed purchase price, terms of payment and any other material terms and conditions of the Company Sale.
          (d) Upon exercise of the Drag-along Right or acceptance of the TowerBrook Offer (if such TowerBrook Offer is required hereby), each Investor shall be obligated to sell all Shares owned by it to the proposed transferee, or, in the case of a merger or sale of assets or other transaction that requires the vote of the Company’s stockholders, to vote all Shares owned by such Investor in favor of, and waive any dissenter or appraisal right it may have in respect of, such Company Sale and shall otherwise take all steps necessary (including delivery of certificates or other instruments evidencing the shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto) to enable him, her or it to facilitate such Company Sale and to comply with the provisions of this Section 2.3.
          (e) Each Investor required to sell all its Shares pursuant to a Company Sale shall be entitled to receive in exchange therefor an amount per share equal to the purchase price received per share of Common Stock Owned by the Warburg Investors in connection with such Company Sale (it being understood that, solely for purposes of this Section 2.3, “Owned” shall mean beneficial ownership, assuming Mandatory Conversion of all outstanding Preferred Stock (whether or not then convertible) pursuant to Section 5(a)(i) of the Restated Certificate (giving full effect to, Section 5 of the Restated Certificate)). Such Investors shall otherwise participate in such Company Sale on other terms and conditions not less favorable to such Investors than those applicable to the Warburg Investors and, subject to Section 2.3(f) below, shall receive the same type of consideration received by the Warburg Investors in such Company Sale.
          (f) Notwithstanding anything contained in this Section 2.3 to the contrary, in the event that all or a portion of the purchase price for the shares being purchased consists of securities and the sale of such securities to an Investor entitled to participate therein would, by virtue of the fact that such Investor is not an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Warburg Investors, any one or more of such Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.
3. Election of Directors; Committees.
     3.1. Board Make-up. As of the date hereof, the Board of Directors of the Company (the “Board”) shall consist of Jonathan Bilzin, Neal Moszkowski, James W. Doucette, Martin G. Schweinhart, Steven Simpson, Michael King, Robert Z. Hensley and John A. Kane. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all Shares Owned by them, required to cause the Board to consist of no more than ten (10) members, and at all times throughout the term of this Agreement, to include:
     (a) at the option of the Warburg Investors, for as long as the Warburg Investors Own at least five percent (5%) of the Common Stock Owned by Investors, two (2) members designated by Warburg Pincus (such members referred to herein as “Warburg Directors” and each a “Warburg Director”);
     (b) for as long as the TowerBrook Investors Own at least five percent (5%) of the Common Stock Owned by Investors, two (2) members designated by the TowerBrook Investors (such members referred to herein as “TowerBrook Directors” and each a “TowerBrook Director”);
     (c) at the option of CHS, for as long as CHS Owns at least five percent (5%) of the Common Stock Owned by Investors, two (2) members designated by CHS (such members referred to herein as the “CHS Directors” and each a “CHS Director”);
     (d) one (1) member of management who shall be the Chief Executive Officer of the Company then in office (the “Management Director”);

     (e) three (3) independent members selected by the Majority Warburg Investors and the Majority TowerBrook Investors (such members referred to herein as “Independent Directors” and each an “Independent Director”).
     The parties hereto acknowledge that the four representatives to be designated by the Warburg Investors and the TowerBrook Investors are the directors that the holders of Preferred Stock are entitled to elect under the Restated Certificate. The parties hereto further acknowledge that as of the date hereof there are no Warburg Directors, the TowerBrook Directors are Jonathan Bilzin and Neal Moszkowski, the CHS Directors are James W. Doucette and Martin G. Schweinhart, the Management Director is Steven Simpson and the Independent Directors are Robert Z. Hensley, John A. Kane and Michael King. In addition, subject to the ownership requirements set forth in paragraphs (a) and (b) of this Section 3.1, the Warburg Investors, on the one hand, and the TowerBrook Investors, on the other hand, shall be entitled to designate an equal number of directors.
     3.2. Replacement Directors. In the event that any member of the Board designated in the manner set forth in Section 3.1 hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (each, a “Withdrawing Director”), such Withdrawing Director’s replacement (the “Substitute Director”) will be designated by the Investors of the Company that have the right to designate such director, as applicable, in accordance with Section 3.1 above. The Investors and the Company agree to take all action within their respective power, including, but not limited to, the voting of all Shares Owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 3.2 and (ii) upon the written request of the Investors that have the right to designate such director to the Board in accordance with Section 3.1 above, to remove, with or without cause, any of the Warburg Directors, the TowerBrook Directors or the CHS Directors, as the case may be.
     3.3. Committees. Subject to applicable law and any rules or regulations of any stock exchange or automated dealer quotation system on which the Common Stock is listed, in the event the Board shall at any time create a committee of the Board, any such committee shall have, at the option of the Majority Warburg Investors, at least one Warburg Director so long as the Warburg Investors are entitled to elect at least one member of the Board and, at the option of the Majority TowerBrook Investors, at least one TowerBrook Director so long as the TowerBrook Investors are entitled to elect at least one member of the Board; provided, however, that in respect of any such Investor, the foregoing shall not apply to any committee formed to consider a transaction between the Company and such Investor or its Affiliates.
     3.4. Directors of Subsidiaries.
     (a) For so long as the TowerBrook Investors are entitled to elect at least one member of the Board, the TowerBrook Investors shall be entitled to designate one director to the board of directors of each Subsidiary. In the event that the TowerBrook Investors exercise their right pursuant to this Section 3.4, the Company shall take all action within its power to cause such designee to be appointed to such boards.
     (b) For so long as Warburg Pincus is entitled to elect at least one member of the Board, Warburg Pincus shall be entitled to designate one director to the board of directors of each Subsidiary. In the event that Warburg Pincus exercises its right pursuant to this Section 3.4, the Company shall take all action within its power to cause such designee to be appointed to such boards.
     (c) For so long as CHS is entitled to elect at least one member of the Board and Warburg Pincus and the TowerBrook Investors are each entitled to elect at least one member of the Board, CHS shall be entitled to designate one director to the board of directors of each Subsidiary to which Warburg Pincus and the TowerBrook Investors have designated a director. During any period in which CHS is entitled to elect at least one member of the Board and neither Warburg Pincus nor the TowerBrook Investors are entitled to elect at least one member of the Board, CHS shall be entitled to designate one director to the board of directors of each Subsidiary. In the event that CHS exercises its right pursuant to this Section 3.4, the Company shall take all action within its power to cause such designee to be appointed to such boards.
     3.5. Board Observers.
     (a) For so long as there are no Warburg Directors serving on the Board and the Warburg Investors Own at least five percent (5%) of the Common Stock Owned by Investors, the Warburg Investors shall be entitled to designate two non-voting observers (the “Warburg Observers”), who shall be entitled to observe meetings of the Board. For so long as there are no TowerBrook Directors serving on the Board and the TowerBrook Investors Own at least five percent (5%) of the Common Stock Owned by Investors, the TowerBrook Investors shall be entitled to designate two non-voting observers (the “TowerBrook Observers” and, together with the Warburg Observers, the “Board Observers”), who shall be entitled to observe meetings of the Board.
     (b) The Board Observers shall be entitled to receive notice of all meetings of the Board at the same time and in the same manner as the Board, and have full rights to attend all meetings thereof and all meetings (whether such meetings are formal or informal, are convened in person, telephonically, or by any other telecommunication means) of any committee or subcommittee of the Board, including, without limitation, any executive committee. The Company shall provide the Board Observers all materials distributed to the Board and all other information related to the Company which is made available to, or which would otherwise be available upon reasonable request by, the Board or committee members thereof. The Company shall also pay the reasonable out-of-pocket expenses incurred by the Board Observers in connection with attending the meetings of the Board and all committees thereof (including travel and related expenses).
     (c) No Board Observer shall (i) be permitted to act in any way as a director of the Board, (ii) be included for purposes of determining a quorum at a meeting of the Board for the transaction of business or otherwise, (iii) vote on any matter presented to or voted upon by the Board or (iv) without the prior consent of the Board, disclose non-public, competitively sensitive Company information to anyone outside of the Company.

     (d) The Chairman of the Board shall be entitled to, in its reasonable discretion, excuse any Board Observer from any meeting or proceeding of the Board, to the extent that the Chairman of the Board in good faith believes that such action is required in order to comply with applicable law.
4. Legends. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate or other instrument representing Shares owned by any Investor shall bear upon its face the following legends, as appropriate:
     (i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO SPHERIS HOLDING III, INC. (THE “COMPANY”), SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF OCTOBER 3, 2008, BY AND AMONG THE COMPANY, WARBURG PINCUS PRIVATE EQUITY VIII, L.P., TOWERBROOK INVESTORS L.P., SPHERIS INVESTMENT LLC AND CHS/COMMUNITY HEALTH SYSTEMS, INC. (THE “STOCKHOLDERS’ AGREEMENT”).
     (ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS’ AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST.
In addition, certificates representing Shares shall bear any legends required by the applicable laws of any states.
5. Covenants, Representations and Warranties.
     5.1. Actions by the Board Requiring the Approval of the Majority Warburg Investors; Actions by the Board Requiring the Approval of the Majority TowerBrook Investors.
     (a) Without the approval of (x) the Board and (y) for so long as the Warburg Investors own at least five percent (5%) of the Common Stock Owned by Investors, the affirmative vote of the Majority Warburg Investors, the Company will not, and will not permit any Subsidiary to:
     (i) sell, lease, or dispose of assets in excess of $5,000,000 outside of the ordinary course of business;
     (ii) incur indebtedness for borrowed money in excess of $2,000,000 in any fiscal year;
     (iii) make capital expenditures in any fiscal year in excess of an amount equal to 110% of the capital expenditures described in the operating plan of the Company approved by the Board (the “Operating Plan”) for such fiscal year;
     (iv) engage in any material business or activity other than that described in the Operating Plan;
     (v) materially change its accounting methods or policies or change its auditors;
     (vi) increase the compensation of its senior executives other than as described in the Operating Plan;
     (vii) approve the Operating Plan; or
     (viii) take, agree to take or resolve to take any actions in furtherance of any of the foregoing.
     (b) Without the written approval of the Majority TowerBrook Investors, the Company will not:
     (i) amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock in a manner that (a) would adversely affect the rights of one holder of Preferred Stock, in its capacity as a holder of Preferred Stock, without similarly affecting the rights of all other holders of Preferred Stock or (b) changes the economic terms of the Preferred Stock other than the issuance of Equity Securities of which the TowerBrook Investors have or had been granted purchase rights pursuant to Section 1 hereof;
     (ii) authorize or effect any merger or consolidation or other reorganization of the Company with or into another corporation or other entity other than in connection with a Company Sale to any Person or Persons that are not Affiliates of any of the Warburg Investors; or
     (iii) amend, alter or repeal the Restated Certificate or bylaws of the Company in a manner that (a) would adversely affect the rights of one holder of Preferred Stock, in its capacity as a holder of Preferred Stock, without similarly affecting the rights of all other holders of Preferred Stock or (b) changes the economic terms of the Preferred Stock other than the issuance of Equity Securities of which the TowerBrook Investors have or had been granted purchase rights pursuant to Section 1 hereof.

     5.2. Transactions With Investors. So long as TowerBrook Investors Owns at least 5% of the Common Stock Owned by Investors, the Company will not enter, and will cause its subsidiaries not to enter, into any Warburg Affiliated Transaction without the approval of the Investors that Own a majority of the Common Stock Owned by Investors other than the Warburg Investors and, for so long as Spheris Investment is an Affiliate of Warburg Pincus, Spheris Investment. For the purposes hereof, “Warburg Affiliated Transaction” shall mean, at any time that Warburg Pincus and Affiliates of Warburg Pincus Own twenty percent (20%) or more of the aggregate Common Stock Owned by Investors, any transaction outside the ordinary course of business of the Company and its Subsidiaries (other than the issuance of Equity Securities of which the TowerBrook Investors have or had been granted purchase rights pursuant to Section 1 hereof) with Warburg Pincus or any Affiliate of Warburg Pincus.
     5.3. Information Rights. At any time that the Company is not required to file periodic reports pursuant to the Exchange Act, or, if required and the Company fails to file such required periodic reports with the Securities and Exchange Commission (the “SEC”) for any reason whatsoever, the Company shall provide to each Investor, by electronic means or otherwise, essentially the same financial statements that would be contained in Annual Reports on Form 10-K and in Quarterly Reports on Form 10-Q, if the Company were required to file, or did not fail to file, such periodic reports, it being understood and agreed that such information shall (a) be provided to the Investors no later than the date on which the Company would have been required to file such report with the SEC and (b) include, without limitation, annual audited financial statements and unaudited quarterly financial statements, each prepared in accordance with generally accepted accounting principles. Without limiting the foregoing, from and after the date hereof, on reasonable prior written notice, the Company and its subsidiaries shall make their respective representatives reasonably available to each Investor that Owns at least 10% of the Common Stock Owned by all Investors to discuss the business, results of operations and other matters pertaining to the Company and its subsidiaries. Any and all information provided to any Investor pursuant to the terms of this Agreement (other than any information that is generally available to the public through no breach of the terms of this Agreement) shall be treated as confidential information by such Investor and such Investor shall use its reasonable best efforts to ensure that such information is not disclosed or otherwise divulged to any third party (other than such Investor’s counsel, accountants and other professional advisors in connection with services being performed by any such professional for such Investor and to the members, partners and limited partners of the Warburg Investors and the TowerBrook Investors).
     5.4. Warburg Information Rights.
     (a) In addition to the rights provided for in Paragraph 5.3, the Warburg Investors will be entitled to the following contractual rights:
     (i) The Warburg Investors shall be permitted to consult with management of the Company and its Subsidiaries (“Management”) on significant business issues, including Management’s proposed annual operating plans, and Management will make itself available to meet with the Warburg Investors regularly at mutually agreeable times for such consultation and to review progress in achieving said plans;

     (ii) In the event of any material development to or affecting the Company’s business, the Company shall notify the Warburg Investors and provide the Warburg Investors with the opportunity, on reasonable prior written notice, to consult with Management with respect thereto; and
     (iii) On reasonable prior written notice, the Warburg Investors may discuss the business operations, properties and financial and other conditions of the Company with Management and with the Company’s independent accountants and investment bankers;
provided, however, that the Board shall be entitled to, in its reasonable discretion, limit the foregoing rights to the extent that the Board in good faith believes that such action is required in order to comply with applicable law.
     (b) The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Warburg Investors’ investments in the Company as “venture capital investments” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. §2510.3-101. In the event the aforementioned rights are not satisfactory for such purpose, the Company and the Warburg Investors shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.
6. Amendment, Modification, Supplement and Waiver. This Agreement may be amended, modified or supplemented, and the enforcement of any provision hereof may be waived, with, and only with, the prior written consent of the Company and each Investor Owning at least five percent (5%) of the Common Stock Owned by Investors.
7. Termination of Rights and Obligations Under Certain Sections. All rights and obligations pursuant to Sections 1, 2, 5, 8, 9, and 10 of this Agreement shall terminate upon the closing of a Qualified Public Offering. Without limiting the foregoing, this Agreement or any portion hereof shall terminate upon the written consent of each Investor Owning at least five percent (5%) of the Common Stock Owned by Investors.
8. Parties.
     8.1. Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, that no Investor shall be permitted to assign any of his, her or its obligations pursuant to this Agreement without the prior written consent of the Company, the Majority Warburg Investors and the Majority TowerBrook Investors, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 8.3; provided, further, that the parties hereto acknowledge and agree that, subject to compliance with Section 8.3 hereof, Spheris Investment shall be permitted to assign its rights and obligations under this Agreement from time to time in accordance with the terms of Section 13 of the Spheris Investment LLC Agreement. Notwithstanding the foregoing, the rights and obligations set forth in Section 2.3 and Section 3, and Sections 5.2 and 5.4 may not be assigned.

     8.2. Termination. Any party to, or Person who is subject to, this Agreement that ceases to Own any Shares shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of Shares not explicitly permitted under this Agreement shall not relieve any Investor of any of his, her or its obligations hereunder.
     8.3. Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, as a condition precedent to the effectiveness of any Transfer of Shares the transferee thereof shall be required to agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company (a “Joinder”).
9. Recapitalizations, Exchanges, etc. Affecting the Shares. Except as otherwise provided herein, the provisions of this Agreement shall apply to the fullest extent set forth herein with respect to (a) the Shares and (b) any and all Equity Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Except as otherwise expressly provided herein, this Agreement is not intended to confer, and does not confer, upon any Person, except for the parties hereto, any rights or remedies hereunder.
10. Further Assurances. Each party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
11. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
12. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.
13. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy (including facsimile) or telegram, as follows:
(i)	If to the Company, to it at: Spheris Holding III, Inc. 9009 Carothers Parkway

Suite C-3
Franklin, Tennessee 37067
Facsimile No.: (615) 261-1792
Attention: Steven Simpson
with a copy to:
Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019
Facsimile No.: (212) 728-8111
Attention: Steven J. Gartner, Esq.
                   Mark A. Cognetti, Esq.
(ii)	If to Warburg Pincus, to it at:
Warburg Pincus Private Equity VIII, L.P.
c/o Warburg Pincus LLC
466 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 878-9100
Attention: Joel Ackerman
                   Tenno Tsai
with a copy to:
Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019
Facsimile No.: (212) 728-8111
Attention: Steven J. Gartner, Esq.
                   Mark A. Cognetti, Esq.
(iii)	If to TowerBrook, to it at:
TowerBrook Investors L.P.
430 Park Avenue
New York, NY 10022
Facsimile No.: (917) 591-9856
Attention: General Counsel and Jonathan Bilzin
with a copy to:
Kirkland & Ellis LLP
153 East 53rd Street
New York, NY 10022-4675
Facsimile No.: (212) 446-4900
Attention: W. Brian Raftery, Esq.

(iv)	If to Spheris Investment LLC, to it at
c/o Warburg Pincus LLC
466 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 878-9100
Attention: Joel Ackerman
                     Tenno Tsai
with a copy to:
Spheris Inc.
9009 Carothers Parkway
Suite C-3
Franklin, Tennessee 37067
Facsimile No.: (615) 261-1792
Attn: Steven Simpson
(v)	If to CHS/Community Health Systems, Inc., to it at

Community Health Systems Professional Services Corporation 4000 Meridian Boulevard Franklin, Tennessee 37067 Facsimile No.: (615) 465-3012 Attn: Senior Vice President, Acquisitions & Development
with a copy to:
Community Health Systems Professional
     Services Corporation
4000 Meridian Boulevard
Franklin, Tennessee 37067
Facsimile No: (615) 373-9704
Attention: General Counsel
     (vi) If to any other Investor, to such Investor at the address or facsimile number listed on the signature page hereto or the Joinder Agreement executed by such Investor or as such Investor shall designate to the Company in writing in accordance with the terms hereof, with a copy to the Company and Investors at their respective addresses indicated herein;
     or, in each case, to such other Person or address as any party shall specify by notice in writing to the Company and Investors. Any notice so addressed shall be deemed to be given: if delivered personally or by telecopy (including facsimile) or telegram, on the date of such delivery, if a business day, otherwise on the first business day thereafter; if mailed by certified or registered mail with postage prepaid, on the third business day after the date of such mailing; and if sent by next-day or overnight mail or delivery, on the first business day following the date of such mailing or delivery.
14. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.
15. Entire Agreement. This Agreement, together with Registration Rights Agreement and the other agreements and documents referenced herein, including in the recitals hereto (collectively, the “Other Agreements”), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the Shares, other than those expressly set forth or referred to herein and other than those set forth in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings among each of the parties with respect to such subject matter, and it is the understanding of all parties hereto that any such prior agreement is hereby terminated, null and void as of the date hereof.
16. Injunctive Relief. The Shares cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Investors will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the Investors may have. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York, New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each party hereto hereby consents to service of process by mail made in accordance with Section 13 hereof.
17. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:
     17.1. Affiliate. “Affiliate” shall mean, with respect to any Person, a Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person.
     17.2. CHS. “CHS” shall mean CHS/Community Health Systems, Inc., a Delaware corporation.
     17.3. Common Stock. “Common Stock” shall mean common stock, par value $0.01 per share, of the Company.

     17.4. Company Sale. “Company Sale” shall mean any sale (including by merger or consolidation) of all of the Shares owned by the Warburg Investors or any sale of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, in either case, to any Person.
     17.5. Convertible Securities. “Convertible Securities” shall mean any warrants, options or other rights to acquire, and any equity and debt securities convertible into, capital stock of the Company or any Subsidiary.
     17.6. Equity Securities. “Equity Securities” shall mean any equity securities of any kind of the Company or any Subsidiary, including any Convertible Securities.
     17.7. Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     17.8. Investors. “Investors” shall mean the Warburg Investors, the TowerBrook Investors, Spheris Investment, CHS and their respective transferees and assigns that become parties to this Agreement pursuant to Section 8.3 hereof.
     17.9. Mandatory Conversion. “Mandatory Conversion” shall have the meaning ascribed to such term in the Restated Certificate.
     17.10. Majority TowerBrook Investors. “Majority TowerBrook Investors” shall mean the TowerBrook Investors that Own the majority of the aggregate Common Stock Owned by the TowerBrook Investors.
     17.11. Majority Warburg Investors. “Majority Warburg Investors” shall mean the Warburg Investors that Own the majority of the aggregate Common Stock Owned by the Warburg Investors.
     17.12. Owns, Own or Owned. “Owns,” “Own,” or “Owned” shall mean beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act, assuming the conversion (whether or not then convertible) of all outstanding Preferred Stock (which for purposes hereof shall mean assuming the conversion (whether or not then convertible) of all outstanding Preferred Stock into the number of shares of Common Stock into which such Preferred Stock is convertible at the then applicable Conversion Rate in accordance with, and as adjusted from time to time by, the Restated Certificate without giving effect to subclauses 5(a)(x) and 5(a)(z) of the Restated Certificate).
     17.13. Permitted Assignee. A “Permitted Assignee” shall mean, with respect to each Investor, any Affiliate of such Investor and any member, general partner or limited partner of such Investor (or any Person holding an equity interest in any such member, general partner or limited partner); provided, that in each instance, any such transferee agrees to be bound by the provisions of this Agreement in accordance with the terms of Section 8.3 hereof.

     17.14. Person. “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     17.15. Qualified Public Offering. “Qualified Public Offering” shall have the meaning ascribed to such term in the Restated Certificate.
     17.16. Registration Rights Agreement. “Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company and the investors ascribed thereto.
     17.17. Restricted Stock Plan. “Restricted Stock Plan” shall mean the Spheris Holding III, Inc. Stock Incentive Plan.
     17.18. Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.
     17.19. Shares. “Shares” shall mean shares of Common Stock and Convertible Securities (including Preferred Stock) convertible into Common Stock.
     17.20. Spheris Investment. “Spheris Investment” shall mean Spheris Investment LLC and its transferees and assigns.
     17.21. Spheris Investment LLC Agreement. “Spheris Investment LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Spheris Investment LLC.
     17.22. TowerBrook Investors. “TowerBrook Investors” shall mean TowerBrook Investors L.P.
     17.23. Transfer. “Transfer” (or any variation thereof used herein) shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.
     17.24. Warburg Investors. “Warburg Investors” shall mean Warburg Pincus, Warburg Pincus Netherlands Private Equity VIII C.V. I and WP-WP VIII Investors L.P.
     17.25. Warburg Pincus. “Warburg Pincus” shall mean Warburg Pincus Private Equity VIII, L.P.
[signature pages follow]

     IN WITNESS WHEREOF, the undersigned has executed this Stockholders’ Agreement as of the date first above written.

SPHERIS HOLDING III, INC.
By:	/s/ Steven E. Simpson
	Name:	Steven E. Simpson
	Title:	President & CEO

[Stockholders’ Agreement Signature Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement as of the date first above written.

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	Warburg Pincus Partners LLC, its General Partner

By:	/s/ Joel Ackerman
	Name:	Joel Ackerman
	Title:	Authorized Signatory

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII C.V. I
By:	Warburg Pincus Partners LLC, its General Partner

By:	/s/ Joel Ackerman
	Name:	Joel Ackerman
	Title:	Authorized Signatory

WP-WP VIII INVESTORS L.P.
By:	Warburg Pincus Partners LLC, its General Partner

By:	/s/ Joel Ackerman
	Name:	Joel Ackerman
	Title:	Authorized Signatory

[Stockholders’ Agreement Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Stockholders’ Agreement as of the date first set forth above.

TOWERBROOK INVESTORS L.P.
By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Attorney-in-Fact

[Stockholders’ Agreement Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Stockholders’ Agreement as of the date first set forth above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ Kenneth D. Hawkins
	Name:	Kenneth D. Hawkins
	Title:	Senior Vice President, Acquisitions & Development

[Stockholders’ Agreement Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Stockholders’ Agreement as of the date first above written.

SPHERIS INVESTMENT LLC
By:	Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I and WP-WP VIII Investors L.P., together, its Managing Members

By:	Warburg Pincus Partners LLC, their General Partner

By:	/s/ Joel Ackerman
	Name:	Joel Ackerman
	Title:	Authorized Signatory